                               10
                                                    NYB 1401443.1
                                                    NYB 1430007.2
           AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the 25th day of April,  2006,  by  and between  MORGAN  STANLEY  INVESTMENT ADVISORS  INC.,  a  Delaware
corporation  (hereinafter  referred to  as  "MSIA"),  and  MORGAN
STANLEY  INVESTMENT  MANAGEMENT LIMITED, a  company  incorporated under  the  laws of England (hereinafter referred to  the  "Local
Manager").

                      W I T N E S S E T H:

     WHEREAS,  Morgan  Stanley Variable  Investment  Series  (the
"Fund") is a Massachusetts business trust engaged in business  as an  open-end  management  investment  company  with  15  separate portfolios,  certain of which are set forth on Schedule  A  (with such  portfolios set forth on Schedule A being the  "Portfolios")
and  is  registered under the Investment Company Act of 1940,  as amended  (hereinafter  referred to  as  the  "Investment  Company
Act"); and

     WHEREAS,  MSIA and the Local Manager are engaged principally in  rendering investment advisory services and are registered  as investment advisers under the Investment Advisors Act of 1940, as amended; and

     WHEREAS,  the  Local Manager is regulated by  the  Financial
Services Authority in the United Kingdom; and

     WHEREAS,  MSIA  has  entered  into  an  investment  advisory agreement (the "Advisory Agreement") with the Fund dated May  31,
1997,  as  amended  from  time to time, pursuant  to  which  MSIA provides management and investment and advisory services  to  the
Fund; and

     WHEREAS,  the Local Manager is willing to provide investment management  services  to  MSIA  in  connection  with  the  Fund's operations on the terms and conditions hereinafter set forth  and including the terms and conditions contained in Annex 1  to  this
Agreement;

     NOW  THEREFORE,  in consideration of the  premises  and  the covenants  hereinafter  contained, the  Local  Manager  and  MSIA hereby agree as follows:

                            ARTICLE I

                   Duties of the Local Manager

     MSIA   hereby   employs  the  Local  Manager   to   act   as
discretionary  investment manager to  MSIA  and  to  furnish  the investment  management services described below, subject  to  the broad supervision of MSIA and the Fund, for the period and on the
terms  and  conditions  set forth in this Agreement.   The  Local
Manager  hereby  accepts such employment and agrees  during  such period,  at  its  own  expense, to render,  or  arrange  for  the rendering of, such services and to assume the obligations  herein set forth for the compensation provided for herein.  MSIA and its
affiliates   shall  for  all  purposes  herein   be   deemed   an
Intermediate  Customer as defined under the  rules  and  guidance promulgated  by  the  Financial Services  Authority  (hereinafter referred  to  as  the "FSA Rules").  The Local  Manager  and  its
affiliates  shall  for all purposes herein be  deemed  to  be  an independent  contractor  and  shall, unless  otherwise  expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     The  Local  Manager  shall have full discretion,  power  and authority on the Fund's behalf to buy, sell, retain, exchange  or otherwise  deal  in investments and other assets, make  deposits, subscribe  to issues and offers for sale and accept  placings  of any  investments, enter into foreign currency transactions  on  a spot  or forward basis, effect transactions on any markets,  take all  day  to day decisions and otherwise act as the Local Manager judges appropriate in relation to the investment and reinvestment
of  the  portfolio  of assets of each Portfolio.   This  includes
performing all acts and executing all documents which  the  Local
Manager   reasonably  considers  incidental  thereto,   including
(without   limitation)   power  to  execute   and   deliver   all
applications,   requests,  or  claims  for   refund,   reduction,
repayment  or  credit  of,  or  exemption  or  relief  from,  any withholding  tax  or similar taxes in any jurisdiction  in  which such  applications, requests or claims may be  made.  Subject  to guidelines  adopted  by each Portfolio, the Local  Manager  shall also  make  recommendations or take action as to  the  manner  in which  voting rights, rights to consent to corporate  action  and any  other rights pertaining to the portfolio of assets  of  each
Portfolio  shall be exercised.  All of the foregoing  is  subject always  to the restrictions of the Declaration of Trust  and  By-
Laws  of  the  Fund, as they may be amended and/or restated  from time  to  time and as provided to the Local Manager by MSIA,  the provisions  of  the  Investment Company Act  and  the  statements relating  to each Portfolio's investment objective(s), investment policies and investment restrictions as the same are set forth in the  currently  effective prospectus and statement of  additional information  relating  to  the  shares  of  the  Fund  under  the
Securities  Act  of  1933,  as  amended  (the  "Prospectus"   and
"Statement of Additional Information", respectively), as well  as to the supervision of MSIA and the Board of Trustees of the Fund.

     The  Local Manager will not hold money on behalf of MSIA  or the Fund, nor will the Local Manager be the registered holder  of the registered investment of MSIA or the Fund or be the custodian of documents or other evidence of title.

     The  Local  Manager  may,  where reasonable,  employ  agents
(including affiliates) to perform any administrative, dealing  or ancillary  services  required  to enable  the  Local  Manager  to perform its services under this Sub-Advisory Agreement.

                           ARTICLE II

               Allocation of Charges and Expenses

     The  Local Manager assumes and shall pay for maintaining the staff  and  personnel necessary to perform its obligations  under this  Agreement and shall at its own expense provide  the  office space,  equipment and facilities which it is obligated to provide under Article I hereof.

                           ARTICLE III

                Compensation of the Local Manager

     For  the  services  rendered, the facilities  furnished  and expenses  assumed  by the Local Manager, MSIA shall  pay  to  the
Local  Manager a fee in an amount to be determined from  time  to time  by MSIA and the Local Manager but in no event in excess  of the amount that MSIA actually received for providing services  to the Fund pursuant to the Advisory Agreement.

                           ARTICLE IV

          Limitation of Liability of the Local Manager

     No  warranty  is  given  by  the Local  Manager  as  to  the performance or profitability of the Fund or any part of them.

     If   a   percentage  restriction  contained  in  the  Fund's
investment objective(s) or investment restrictions (as  the  same are  set  forth in the Fund's currently effective Prospectus  and
Statement of Additional Information) is adhered to at the time of investment, a later change in percentage resulting from a  change in  values  or  assets will not constitute a  violation  of  such restriction.

     The  Local  Manager will not be responsible to MSIA  or  the
Fund  for the solvency, actions or omissions of any counterparty, broker,  dealer, market-maker, bank, custodian or  sub-custodian, with  whom  it  transacts business on MSIA's behalf,  other  than affiliates of the Local Manager.

     Nothing  in  this  Agreement will exclude  or  restrict  any liability  which  the  Local  Manager  has  under  the  Financial
Services and Markets Act 2000, FSA Rules or the Regulatory System
in  relation to MSIA and which may not be excluded or  restricted thereunder.

     The  Local  Manager shall not be liable  for  any  error  of judgment  or mistake of law or for any loss arising  out  of  any investment  or  for  any act or omission in  the  performance  of investment management services rendered with respect to the Fund, except for willful misfeasance, bad faith or gross negligence  in the performance of its duties, or by reason of reckless disregard of  its  obligations and duties hereunder. The exception  in  the previous  sentence shall apply to each limitation  of  the  Local
Manager's  liability contained in this Article IV.   As  used  in
this  Article IV, the Local Manager shall include any  affiliates of  the  Local Manager performing services for the Local  Manager contemplated hereby and directors, officers and employees of  the
Local Manager and such affiliates.

                            ARTICLE V

                 Activities of the Local Manager

     The services of the Local Manager to the Fund are not to  be deemed  to  be  exclusive,  the  Local  Manager  and  any  person controlled by or under common control with the Local Manager (for purposes  of  this  Article V referred to as "affiliates")  being
free  to  render  services  to others.   It  is  understood  that
Trustees, officers, employees and shareholders of the Fund are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or otherwise  and that directors, officers, employees and shareholders of the Local
Manager and its affiliates are or may become similarly interested in  the Fund, and that the Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                           ARTICLE VI

           Duration and Termination of this Agreement

     This  Agreement shall become effective as of the date  first above  written  and  shall  remain in force  until  the  date  of termination  of  the Advisory Agreement (but not later  than  two years after the date hereof) and thereafter, but only so long  as such  continuance is specifically approved at least  annually  by
(i)  the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority  of those  Directors  who  are  not  parties  to  this  Agreement  or interested persons of any such party cast in person at a  meeting called for the purpose of voting on such approval.

     This  Agreement may be terminated at any time,  without  the payment of any penalty, by MSIA, by the Board of Trustees of  the
Fund  or  by  vote  of  a  majority  of  the  outstanding  voting securities  of the Fund, or by the Local Manager, on sixty  days'
written  notice  to  the  other  party.   This  Agreement   shall
automatically terminate in the event of its assignment or in  the
event  of  the  termination  of  the  Advisory  Agreement.    Any
termination  shall  be  without prejudice to  the  completion  of transactions already initiated.

     ARTICLE VII

                  Amendments to this Agreement

     This  Agreement may be amended by the parties only  if  such amendment  is  specifically approved by (i) the Trustees  of  the
Fund  or  by  the  vote  of  a  majority  of  outstanding  voting securities of the Fund and (ii) a majority of those Trustees  who are  not parties to this Agreement or interested persons  of  any such party cast in person at a meeting called for the purpose  of voting on such approval.

                          ARTICLE VIII

                  Definitions of Certain Terms

     The  terms  "vote  of  a majority of the outstanding  voting securities",  "assignment", "affiliated person"  and  "interested person"  used  in  this  Agreement,  shall  have  the  respective meanings  specified in the Investment Company Act and  the  rules and  regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                           ARTICLE IX

                          Governing Law

     This  Agreement  shall be construed in accordance  with  the laws  of  the State of New York and the applicable provisions  of the  Investment  Company Act.  To the extent that the  applicable laws  of  the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company
Act, the latter shall control.

     IN  WITNESS  WHEREOF, the parties hereto have  executed  and delivered this Agreement as of the date first above written.

                              MORGAN STANLEY INVESTMENT ADVISORS
                              INC.

                              By:  /s/ Ronald E. Robison
                                   Name:  Ronald E. Robison
                                   Title:  Managing Director

                              MORGAN STANLEY INVESTMENT
                              MANAGEMENT LIMITED

                              By:  /s/ Michael Green
                                   Name:  Michael Green
                                   Title:  Director

                           Schedule A

Portfolio

European Equity Portfolio

Global Dividend Growth Portfolio

                     SUB-ADVISORY AGREEMENT

                             ANNEX 1

1.   Dealing and Counterparties

1.1 The  Local  Manager  will  act in good  faith  and  with  due
    diligence  in  its choice and use of counterparties.   Unless
    directed  by MSIA or the Fund to use a specific counterparty, the  Local  Manager undertakes to secure Best  Execution  (as defined  in  the  FSA Rules) of all the Fund's  transactions.
    In  securing  Best  Execution, the Local  Manager  will  take reasonable  care  to  obtain  the  best  available  price  in
    accordance  with  FSA  Rules.   Subject  thereto,  the  Local
    Manager  may deal on such markets or exchanges and with  such counterparties  (including any affiliate) as it  thinks  fit.
    All  transactions  will be effected in  accordance  with  the rules  and  regulations of the relevant market  or  exchange, and  the  Local  Manager may take all such steps  as  may  be required  or  permitted by such rules and regulations  and/or by appropriate market practice.

1.2 If  any  counterparty  should fail to deliver  any  necessary documents  or to complete any transaction, the Local  Manager will  take all reasonable steps on behalf of MSIA or the Fund to  rectify such failure or obtain compensation.  MSIA  shall procure  that the Fund pay all reasonable costs and  expenses properly incurred by the Local Manager.

1.3 The  Local  Manager  may  aggregate the  Fund's  orders  with orders  of other clients (whether or not connected  with  the
    Local  Manager).  MSIA is aware and has made the  Fund  aware that  the  aggregation  of the Fund's orders  with  those  of other  clients  may  result in the  Fund  obtaining  on  some occasions  a  more  favourable price and  on  others  a  less
    favourable   price,  than  if  such  orders  had   not   been
    aggregated.

2.   Material Interests

2.1  The  Local  Manager and any affiliate may,  subject  to  the limitations of the U.S. Investment Company Act of  1940  (as amended),  and  to the overriding principles of  suitability and  Best Execution and without prior reference to  MSIA  or the Fund, effect transactions in which the Local Manager  or affiliate  has, directly or indirectly, a material  interest or  a  relationship of any description with  another  party, which  may  involve  a  potential conflict  with  the  Local
     Manager's  duty  to  MSIA  or the Fund.  Neither  the  Local
     Manager nor any affiliate shall be liable to account to MSIA or  the Fund for any profit, commission or remuneration made or  received from or by reason of such transactions  or  any connected  transactions nor will the Local  Manager's  fees, unless  otherwise  provided, be abated.  For  example,  such potential conflicting interests or duties may arise because:

     (a)any  of  the Local Manager's or affiliate's directors  or employees  is a director of, holds or deals in securities
        of,  or  is  otherwise interested in  any  company  whose
        securities are held or dealt in on behalf of the Fund;

     (b)the  transaction is in the securities of  a  company  for
        which   an  affiliate  has  provided  corporate   finance
        advice,  underwritten, managed or arranged  an  issue  or
        offer for sale;

     (c)the  Local  Manager deals on behalf of the Fund  with  an affiliate;

     (e)the  Local  Manager  may  effect  transactions  involving placings and/or new issues with an Affiliate who  may  be
        acting  as  principal  or receiving  agent's  commission.
        Affiliates may retain any agent's commission or  discount
        or   other  benefit  (including  directors'  fees)   that
        accrues to them; or

     (f)the  transaction  is in units or shares of  a  collective investment  scheme  (regulated or unregulated)  of  which
        the  Local  Manager  or  any affiliate  is  the  manager,
        operator, banker, adviser, custodian or director.

2.2  Nothing in this Agreement shall oblige the Local Manager  or any affiliate to accept responsibilities more extensive than those  set out in this Agreement or shall give rise  to  any fiduciary or equitable duties which would prevent or  hinder any  affiliate  acting  both  as  market-maker  and  broker, principal or agent, dealing with other affiliates and  other clients  and  generally effecting transactions  as  provided above  nor  from  retaining  any  remuneration  received  in respect thereof.

3.   Records and Reports

3.1  The  Local  Manager will keep accurate and detailed  records
     with   respect   to   all   receipts,  investments,   sales,
     disbursements  and  other transactions carried  out  by  the
     Local Manager for MSIA or with the Fund.

3.2  All  records  held  pursuant to this  clause  by  the  Local
     Manager shall be open to inspection by MSIA or the Fund  and the  Local Manager will provide MSIA and the Fund with  such access  as  it  itself has to records held by  any  relevant third  party,  in  each  case  at  reasonable  times  during business  hours and upon the giving of reasonable notice  by
     MSIA or the Fund.

3.3  The  Local  Manager shall, not later than  10  working  days following the end of each calendar month, furnish to MSIA  a statement showing all transactions that have occurred in the
     Fund  and  a  monthly  listing of all investments  and  cash balances held as of the end of such month.

3.4  The  monthly statement will show the cost or amount realised
     (in  the  case  of any relevant new purchase or  sale)  and, where  available,  the current value (where  applicable)  of each  investment held in the Fund and any income arising  on the  Fund's account during the relevant calendar month,  and will  also  include a statement showing the measure  of  the performance  of the assets of the Fund.  The  basis  of  all valuations will be as stated in the first monthly statement, unless otherwise agreed.

3.5  The  Local  Manager will not provide MSIA with an individual trade confirmation of each portfolio transaction unless MSIA has specifically requested the Local Manager to do so.

4.   Force Majeure

     The Local Manager shall not be responsible or liable to MSIA or  the Fund for any failure or delay in the performance  of its  obligations  under this Agreement  arising  out  of  or caused, directly or indirectly, by circumstances beyond  its reasonable control, including, without limitation,  acts  of
     God;  earthquakes;  fires; floods; wars; civil  or  military disturbances;  sabotage;  epidemics;  riots;  interruptions, loss  or  malfunctions of utilities; computer  (hardware  or
     software)  or  communications  services;  accidents;   labor
     disputes;   acts   of   civil  or  military   authority   or
     governmental  actions; it being understood  that  the  Local
     Manager  shall  use reasonable efforts which are  consistent
     with   accepted  practices  in  the  investment   management
     industry to resume performance as soon as practicable  under the circumstances.

5.   Complaints

     The  Local  Manager maintains procedures in accordance  with
     FSA  Rules  for the effective consideration and handling  of client complaints. Complaints will be considered promptly by the  appropriate supervisory manager who is  not  personally involved  in  the  subject matter of  the  complaint.  Where appropriate, the complaint will be passed to the  Compliance
     Officer.

6.   Confidentiality and Disclosure

    The  Local  Manager and MSIA undertake to  keep  private  and confidential  all  information acquired  in  connection  with this  Agreement, and not to disclose such information to  any person except to the extent that:

    (a)the other party gives prior consent; or

    (b)the   Local   Manager   is  required   to   disclose   the
        information by the FSA, the Bank of England,  the  London
        Stock   Exchange  or  any  other  recognised   investment
        exchange, the City Panel on Takeovers and Mergers or  any
        other  regulatory authority having jurisdiction over  the
        Local   Manager  or  the  performance  by   it   of   its
        obligations under this Agreement or by English Law; or

    (c)disclosure  to  a  counterparty to a transaction  effected
        for   the  Fund  is  required  as  a  condition  to  such
        transaction; or

    (d)disclosure  is  necessary to enable the Local  Manager  to perform its obligations under this Agreement.

7.   Data Protection

7.1 The  Local  Manager will, in connection with the Sub-Advisory
    Agreement,  comply  (where  applicable)  with  the  UK   Data
    Protection  Act  1998  and other applicable  data  protection laws and regulations (together, the "Data Protection Laws").

7.2 MSIA  will comply (where applicable) with the Data Protection
    Laws  and  (where  applicable) take all reasonable  steps  to ensure  that it has obtained all necessary consents  for  the
    Local  Manager to process any personal data for the  purposes of the Agreement.